Exhibit 99.1

STERIS Corporation Acquires Businesses to Expand its Healthcare Service Business

•	$110 million paid to acquire two surgical instrument repair businesses

•	Net of anticipated tax benefits acquisitions cost $93 million

•	Combined businesses generate approximately $72 million in revenue

Mentor, Ohio (October 16, 2012) – STERIS Corporation (NYSE:STE) announced today the purchase of two privately-owned businesses: Spectrum Surgical Instruments Corp (Spectrum) and Total Repair Express (TRE), leading providers of surgical instrument repair services and instrument care products to hospitals and surgery centers in the United States. These two businesses will be integrated into STERIS’s Healthcare segment as part of the Company’s Specialty Services business, which provides a variety of niche services to Customers, including space decontamination solutions, chamber cleanings and instrument repairs.

“As we continue to expand our Customer solutions, entering the surgical instrument repair business through these acquisitions will enhance our existing presence in hospital sterile processing and surgical departments,” said Walt Rosebrough, President and CEO of STERIS Corporation. “These bolt-on acquisitions will give STERIS one of the largest surgical instrument repair businesses in the United States, and we are excited about the opportunity to leverage our existing Customer relationships to grow these businesses throughout the country.”

As hospitals face increasing pressure to reduce costs and increase procedure productivity, they are seeking solutions that will not only deliver tangible cost savings but will also allow them to focus their internal resources on patient care. As a result, the market for outsourced surgical instrument repair has emerged as an opportunity for healthcare facilities to more efficiently manage their operating costs. The surgical instrument repair industry is fragmented with many local and regional competitors as well as that done by hospitals themselves. The amount of business outsourced today is estimated to be over $500 million in the U.S., growing in the mid- to high-single digits.

Spectrum is headquartered in Ohio, and TRE is headquartered in New Jersey. Their core business is the repair of a wide variety of surgical instruments and other hospital equipment both on-site at hospital premises and at central repair facilities. The primary services offered include inspection, cleaning, lubrication and repair of reusable surgical instruments such as forceps, retractors and scissors. Typical contracts involve regular servicing of instruments in the surgical suite of hospitals, and may involve daily or weekly interaction with hospital sterile processing center personnel at client facilities. By contrast, STERIS’s current Service business is primarily focused on the installation, maintenance and repair of the Company’s capital equipment in healthcare facilities.

STERIS acquired Spectrum and TRE for approximately $110 million, including contingent consideration. In calendar 2012, the combined businesses are anticipated to generate revenue of approximately $72 million and operating income of approximately $7 million. After adjusting for depreciation and amortization, shareholder expenses and other non-recurring items, adjusted operating income for the combined businesses is anticipated to be approximately $11 million for the same period. STERIS anticipates that one of the acquisitions will qualify for a joint election tax benefit under Section 338(h)(10) of the Internal Revenue Code, and the other acquisition is structured as an asset purchase, both of which allow goodwill and intangibles to be fully deductible for tax purposes. Adjusting for the present value of the anticipated tax benefits, the purchase price is effectively reduced to approximately $93 million. After consideration of this benefit, the price equates to roughly one times revenue and approximately eight times adjusted operating income for calendar 2012.

On both a U.S. GAAP and adjusted basis, the acquisitions are anticipated to be approximately neutral to diluted earnings per share in fiscal 2013 and accretive in fiscal 2014 and beyond. The transactions closed today, Tuesday, October 16, 2012 and were financed through borrowings under STERIS’s credit facility.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 6,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, please visit www.steris.com.

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This press release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, the referenced presentation or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation the settlement of the SYSTEM 1 class action litigation and the regulatory matters related to SYSTEM 1E or its accessories). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or the Company’s rebate program, transition plan or other business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning letters, government investigations, the December 3, 2009 or February 22, 2010 FDA notices, the April 20, 2010 consent decree and related transition plan and rebate program, the SYSTEM 1E device, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of fluctuations in currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, rebate assumptions, new product acceptance, performance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, rebate program, and the transition from the SYSTEM 1 processing system and adjustments to related reserves or those matters described in our Form 10-K for the year ended March 31, 2012 and other securities filings, may adversely impact company performance, results, prospects or value, (g) the possibility that anticipated US Endoscopy tax benefits or tax benefits of the acquisitions described herein will not be realized or will be other than anticipated, (h) the possibility that the transactions described herein will not close when anticipated or at all, that expected financial results of such transactions or the US Endoscopy transaction will not be achieved or that key US Endoscopy management members or key management members of the acquired businesses described herein are unable to be retained; (i) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (j) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2012, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245